STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                         DIVISION OF CORPORATION
                                                       FILED 09:00 AM 02/12/1999
                                                             991060073-- 2977488





        Certificte of Designation of Rights of Series A Perferred Shares

                                       of

                          MILINX MARKETING GROUP, INC

Pursuant to Section 151 (g )of Title 8.of the General Corporate Law of the Sate of Delaware and Article V of the Articles of Incorporation, the Directors hereby designate The voting powers, designations, preferences, rights and qualification, limitations and restrictionsof:

                           "Series A Preferred Shares'

And there is authorized to be issued 5,000,000 shares thereof with the following rights, terms and preferences:

     1.  Dividends.

         Right to Preferential Dividends. Subject to the rights and preferences of other classes or series of Preferred Shares, the Holders of the then outstanding Series A Preferred Shares {.except when there' shall have been either a.notification of election for conversion by the Holders under Section 5(a), hereunder, or the conditions shall have been fulfilled for a conversion by the Company as provided in Section 5(b)hereunder, whether or not notification thereof has been made by the Company, (unless the Company shall expressly give notice it elects not to require such conversion)) shall be entitled to receive, if, when, and as declared by the Board, out of any funds legally available _herefore, a non-cumulative preference of 10% on cash dividends up to S .32 maximum total accumulated dividends per Seres A Preferred Share held thereby. These dividends shall be payable, when and as declared by the Board. Dividends on the Series A Preferred Shares shall be non-cumulative, there shall be no minimum dividends, and no rights shall accrue to the Holders of the Series A Preferred Shares in the event that the Company shall fail to declare or pay dividends on the Series A Preferred Shares, whether or not the earnings of the Company in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event that the number of outstanding Series A Preferred Shares are adjusted by stock split, reverse split, or other corporate action, the prefereace stated herein shall be adjusted accordingly. The balance of any such dividends so declared shall be allocated as between Series A Preferred Shares and Common Shares as if said Series A Preferred Shares had been converted to Common Shares based on the Conversion Ratio (as adjusted) provided hereion, and as to any other classes or series of Perferred Shares in accordance with the rights and preference thereof.

               2. Liquidation Rights of Series A Perferred Shares.

               (a) Perference. Subject to the rights and preferences of other classes or series of Perferred Shares in the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary, {except when there shall have been either a notifcation of election for conversion by the Holders under Section 5(a), hereunder, or the conditions shall have been fulfilled for a conversion by the Company as provided in Section 5(b) hereunder, whether or not notification thereof has been made by the

Milinx Preferred Shares. Series A                                         Page 2

Company, (unlcss the Company shall expressly give notice it elects not to require such conversion)) the Holders of the Series A Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company availablefor distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $ .32 per Series A Preferred Share held thereby plus an amount equal to all declared and unpaid dividends thereon, less accumulated total dividends paid thereto (but not less than zero). If upon any liquidation, dissolution, or winding up of the Company, whether voluntaty or involuntary, the assets to be distributed to the Holders of the Series A Preferred Shares shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company to be distributed shailbe distributed ratably to the Holders of the Series A Preferred Shares, subject to any r guts or preferences of any other classes or series of Preferred Shares, on the basis of the number of shares of Series A Preferred Shares so held. -

(b) Payments to Common Stock. After thc preferred payment of S .32 per Serics A Preferred Share is made to Holders of the Series A Preferred Shares the Holders of the Series A Preferred Shares shall be entitled to share with Common Shares, based on the adjusted conversion ratio of Preferred Series A Shares to Common Shares as if converted, and as to other Classes or Series of Preferred Shares based on the conversion ratio of said Shares to Common as if converted'or as otherwise provided in the rights and designations thereof as may from time to time beniade by the Board of Directors, all remaining assets of the Company to be distributed.

(c) Effect of Adjusiments of Shares. In the event that the number of outstanding Series A Preferred Shares are adjusted by stock split, reverse split, or other corporate action, the preference stated herein shall be adjusted accordingly.

 3.  Merger, Consolidation.

         (a) Preference. Subject to the rights and preferences of other classes or series of Preferred Shares in the event of any merger or share exchange of the Company, or a sale or other disposition of all or substantially aU of the assets of the Company (except when there shall have been either a notification of election for conversion by the Holders under Section 5(a), hereunder, or the conditions shall have been fulfilled for a conversion by the Company a.s provided in Section 5(b) hereunder, whether or not notification thereof has been made by the Company, (unless the Company shall expressly give notice it elects not iorequirc such convcrsion)} ihc Holders of the Series A Preferred Shares thcn outstanding shall be entitled to receive, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, for each share of such Series A Preferred Stock so held, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, at the closing of any such transaction, an amount equal to S .32 per Series A Preferred Shar; plus an amount equal to all declared and unpaid dividends thereon, less total accumulated dividends paid thereto (but not less than zero). In the event that the number of outstanding Series A

Preferred Shares are adjustedby stock split, reverse split, or other corporate action, the preference stated herein shall be adjusted accordingly

         (b) RemainingProceeds. Subject to the rights and preferences of other classes or series of Preferred Shares after the payment or distribution to the Holders of the Series A Preferred Shares of the full preferential amount the Holders of the Series A Preferred Shares, Holders of other Series or Classes of Preferred Shares according to the Rights and Designations thereof and Holders of Common Stock then outstanding shall be entitled to receive ratably, with all Series A Preferred Shares treated as if it had been converted into Common Stock pursuant to Section 5 hereof, all remaining proceeds of the Company to be distributed.

         (c) Valuation of securities received pursuant to a merger, share exchange, sale of substantially all the assets or similar transaiction. In the event that a transaction occurs pursuant to which non-cash assets are-received and to which this Section applies, the assets -received for the purposes of this Section shall be valued as follows:

                 (i) If the assets received are securities that are listed on NASDAQ or an exchange, the value shall be deemed to be the 3 day high average closing price (or average between bid/ask if OTC) on such exchange or NASDAQ over the 30 day period prior to the closing of the transaction by which the securities are received.

                 (ii) If the assets received are of readily ascertainable market value, then that value shall be used.

                 (iii) If the assets are unlisted securities or other assets that do not have a readily ascertainable value, the Board of Directors in good faith will value said assets.

                 (iv) The fact that assets exist which-may require a valuation process as described herein shall not delay closing the transaction by which the assets are being received.

     (d) Notice. With respect to any transaction which involves merger or exchange of shares, or a sale of substantially all the assets not in the ordinary course of business, the Series A shareholders shall receive not less then ten days notice of the transaction and the terms and conditions thereof.

     4.  Voting Rights~

         (a) Each Holder of Series A Preferred Shares shall be entitled to vote on all matters whatever upon which shareholders may vote, including election of the Board of Directors and, except as otherwise expressly provided herein, shall be entitled to the number of votes that equal twice the number of Common Shares to which said Series A Preferred Shares could be converted, but not less than 4 Common Shares for eachh 1 Series A Preferred Share (adjusted for consolidations and dividends of Common Shares).

         (b) Unless otherwise required -by law, Series A Preferred shareholders and Commen shareholders shall vote together on all matters upon which shareholders are permitted to vote and not as separate classes. In those cases where Series A Perferred Shareholders are required by law to vote as a sepal-ate class, the vote required by said class for approval of the proposed action shall be a simple majority of the class.

         (c) Voting rights shall be adjusted in-the event of adjustments in -the Conversion Ratio, except that -increases or reductions that apply equally to Series A Preferred Shares and Common Shares shall not cause an adjustment to be made.

     5.  Conversion.

The Company and the Holders of Series A Preferred Shares shall have the following conversion rights:

         (a) Right to Convert. Each share of Series A Preferred Shares shall be convertible, if there shall be sufficent Common Shares authorized and issuable therefor at the option of the Holder as follows, (i)none for the 12 month period following issuance to the Holder unless-a greater amount is approved by the Company-, (ii) 100% of the Series A Preferred Shares held by the Holder may be converted to Common Shares following the initial twelve months after issuance to the Holder thereof into fully paid and non assessable shares of Common Stock at the Conversion Rate set forth in Section 5(c) hereunder (as adjusted). In the event that Series A Preferred-Shares subject thereto shall have been transferred, the-time period for conversion shall be measured from the date of issuance to the initial Holder hereof.

         (b)  Automatic Conversion at Election of Company.
              --------- ------------- -------- -- -------

               (i) Each share of Series A Preferred Shares shall automatically at the election of the Company be converted into shares of Common Stock based on the then effective Conversion Rate set forth in
               Section 5(c) hereunder (as adjusted) if any one of the following -shall-ocour: (A) The Holders of 51% of the Series A Preferred Shares outstanding have given notice of election to convert as provided herein in Section 6; (B) The Board-of Directors of the Company shall have approved a plan of reorganization, exchange, merger or consolidation to which the Company is a party, or an acquisition of the Company, (C) Immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock of the Company (including shares registered by selling Series A Preferred shareholders) where the amount of such securities sold is S5,000,000 or more; (D) When the Company shall have a net worth of (pound)5,000,000 or more; (E) After the Common Shares shall have been listed - on NASDAQ for a period of not less than three months.

               (ii) Upon the occurrence of any of the events specified in paragraph 5(b)(i) and the election (if applicable) being so made by the Company, the outstanding shares of Series A Preferred
               Shares shall be converted automatically without any further action by the Holders of such Series A Preferred Shares and whether or not the certificates representing such Series A Preferred Shares are surrendered to the Company or its transfer agent-, provided however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon the conversion unless the certificates evidencing such Series A Preferred Shares are either delivered to `the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such certificate have been lost, stolen~or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any Loss incurred by it in connection with such certificates. The conversion shall be deemed to have occurred immediately prior to `the business day on which the Series A certificates are to be surrendered, and the person entitled to receive the. Common shares upon such a conversion shall be deemed a Common Shareholder of record as of that date.

         (c) Conversion Rate, adjustments. Except as provided elsewhere herein for adjustment of conversion based on share price, recapitalization or other factors, the Conversion Rate `is Two Common Shares for One Series A Preferred Share. The Conversion Rate shall be subject to adjustment from time to time as provided below; no adjustment shall apply after a Series-A Preferred Share has been converted.

         (d) Mechanics of Conversion. Each Holder of Series A Preferred Shares who desires to convert the same into shares of Common Stock shall surrender the certificate, duly endorsed, at the office of the Company orof any transfer agent for the Series A Preferred Shares or Common Stock, and shall give written notice to the Company at such office that such Holder elects to convert the same and shall state therein the number of shares of Series A Preferred Shares being converted. Thereupon the Company shall promptly issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Series A Preferred Shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder of such shares of Common Stock on such date.

         (e) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to `time combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this subsection (e) shall become effective at the close of business on the date the subdivision or combination becomes effective. Subdivisions or combinations of Series A Preferred Shares shall be similarly considered to compute the final adjustment to the Conversion Rate to reflect stock splits and combinations.

         (f) Adjustments for Reclassification. Exchange and Substitution. In the event that at any time or from time to time, the Common Stock issuable upon the conversion of the Series A Preferred Shares is changed into `the same or a different number Of shares of any class or classes of stock, `whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, exchange of shares, or sale of assets, provided for elsewhere in this Section), then and in any such event each Holder of Series A Preferred Shares shall have the right thereafter to convert such stock into the kind and the maximum amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by Holders of shares of Common Stock into which such shares of Series A Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

         (g) Reorganizations, Mergers1 Consolidations or Sales of Assets. If at any time or from time to time there is a. capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or exchange of shares of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the Sales A Preferred Shares shall have the right thereafter to convert such stock into the number of shares of stock or other securities or property to which a Holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the Holders of the Series A Preferred Shares after the reorganization, merger, consolidation or sale to the end `that the provisions of this Section (including adjustment of the Conversion Rate then in effect and the number of shares receivable upon conversion of the Series A Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

         (11) Sale of Common Shares Below $1.00 per Share

               (1) After June 1, 1999, if at any time or from time to time,  the
                   Company  issues  or  sells,  or  is  deemed  by  the  express provisions of this subsection (i) to `have issued or sold, additional shares of Common Stock (as hereinafter defined), for an effective price (as hereinafter defined) that is less than $1.00Share (or as adjusted after application of adjustments provided in sections (e),(f),(g) hereabove), then in addition to any other adjustments provided herein and in each such case the then existing Conversion Rate shall be increased, the increase being computed to reflect the proportionate decrease in price over all of the previously existing Common Shares such lower price would produce. Thus, if (before any other adjustments provided herein) there were 10,000,000 Shares of Common Stock outstanding and 1,000,000 Common Shares were sold at $.20/ share, the 10,000,000 Common Shares would be valued at $1.00/share

                   ($10,000,000), plus the 1,000,000 Common Shares newly sold at $200,000, and the result, 1.1,000,000 Common Shares would be divided into $10,200,000. The resultant difference between such number and $1.00 per Comnon Share would be the basis to adjust the Conversion Rate to reflect the dilution.

               (ii)For the  purpose  of making  any  adjustment  required  under subsection 5(h)(i), the consideration received by the Company for any issue or sale of securities shall (aa) to the extent it consists of cash be computed at the amount of cash for which the securities are sold, (bb) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board.

               (i) Fractional Shares. Series A Preferred Shares may be issued in fractional amounts.


         (j)Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting `the conversion of the shares of the Series A Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of ihe Series A Preferred Shares that shall be convertible at that time; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Shares that shall'be convertible at that time, the Company will take such corporate action as may. in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Should this action require the affinnative vote of the Holders of Series A Preferred Shares, whether as a `Class or voted with Common Shares, said Holders of Series A Preferred Shares shall be deemed solely for this purpose to have consented thereto, and shall be deemed to irrevocably constituted management of the Company as their proxy and attorney in fact solely for this purpose to execute such documents as may be required to effect this consent.

 6.  Registration Rights

      (a) At any time after Series A Preferred Shares shall have been converted into Common Shares at the election of the Company as provided in Section 5(b) and the Company shall have exercised its right to require conversion thereunder, or if the Holders of a majority of the Series A Preferred Shares shall have given notice of election for Conversion as provided in Section 5(a), the Holders of a majority of the Series A Preferred Shares may request "piggyback' registration of the Common Shares in conjunction with a registration planned by the Company subject to underwriter approval.

     (b) Upon such a request being made by the Holders of a majority of the series A Preferred Shares, the Company will notify all of the remaining Holders of Series A Preferred Shares as well as all Holders of Common Share who shall have previously converted

           Series A,Perfered shares (but not the successor thereof if by sale) shall be deemed to have requested the registration and shall be fully subjected thereto.


     (c) The Company will use its best efforts to effect a single public registration on the appropriate form available thereto of all converted shares. The Company will be under no obligation to secure an underwriter or other seller `for the shares and sales of shares after the registration will be solely the responsibility of the Holder thereof.

     (d)  To  the  extent  required  to  effect  the  registration,   converting
shareholders shall fully cooperate with the Company and its counsel. Failure to cooperate will entitle the Company to exclude a Holder from the registration.

     Effect of Issuance of other Series of Preferred Share~

     (a)  Nothing  contained  in this  designation  of  rights  shill  limit the ability of the Company to authorize and issue other Series of Preferred Shares or other classes of Preferred Shares with rights or preferences that are senior to these Series A Preferred Shares or that limit or reduce the rights or preferences of these Series A Preferred Shares. In the event that other Series or Classes of Preferred Shares are authorized and issued, unless otherwise provided in the designation of rights of said other Series or Classes, these Series A Preferred Shares shall vote on all matters based on the conversion rates adjusted into common shares provided herein, and said such other preferred shares shall have such voting rights as is provided in the designation thereof~ thus, if there were 1000 Series A Preferred
           Shares Issued, they would have the voting rights of 1,000,000 Shares of Common Stock, and if 1000 other preferred shares had voting rights of 1,000,000 shares of Common Stock, and there were 10,000,000 shares of Common Stock issued and outstanding, then in all votes for the Board of Directors, or any other matters in which shareholders may vote, all Common Shareholders, and a.1l Preferred Shareholders shall vote together, and Preferred Shares would have the weight based on their conversion into comrnon. There shall be no class votes of these Series A Preferred Shares unless said vote is non-waivable and is required by law
     (b) Unless otherwise provided in the designation of rights and preferences of other preferred shares, any preferences of these Series A Preferred Shares shall be ratable with other series or classes of Preferred Shares that may be hereafter designated.

      Dated this 11th day of February, 1999

By /s/ Barry W. Phillips, Treasurer and Designated Officer

                                     AMENDED
        Certificate of Designation of Rights of Series A Preferred Shares
                                       Of
                           Milinx Business Group, Inc.

Pursuant to Section 151 (g) of the Title 8 of the General Corporate Law of the State of Delaware and Article V of the Articles of Incorporation, the Directors hereby designate The voting powers, designations, preferences, rights and qualifications, limitations and restrictions of

                           "Series A Preferred Shares"

1. Dividends

         Right to Preferential Dividends. Subject to the rights and preferences of other classes or series of Preferred Shares, the Holders of the then outstanding Series A Preferred Shares {except when there shall have been either a notification of election for conversion by the Holders under Section 5 (a), hereunder, or the conditions shall have been fulfilled for a conversion by the Company as provided in Section 5(b) hereunder, whether or not notification thereof has been made by the Company, (unless the Company shall expressly give notice it elects not to require such conversion} shall be entitled to receive, if, when, and as declared by the Board, out of any funds legally available thereof, a non-cumulative preference of 10% on cash dividends up to $ .32 maximum total accumulated dividends per Series A Preferred Share held thereby. These dividends shall be payable, when and as declared by the Board. Dividends on the Series A Preferred Shares shall be non-cumulative, there shall be no minimum dividends, and no rights shall accrue to the Holders of the Series A Preferred Shares in the event that the Company shall fail to declare or pay dividends on the Series A Preferred Shares, whether or not the earnings of the Company in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event that the number of outstanding Series A Preferred Shares are adjusted by stock split, reverse split, or other corporate action, the preference stated herein shall be adjusted accordingly. The balance of any such dividends so declared shall be allocated as between Series A Preferred Shares and Common Shares as if said Series A Preferred Shares had been converted to Common Shares based on the Conversion Ratio (as adjusted) provided herein, and as to any other classes or series of Preferred Shares in accordance with the rights and preferences thereof.

2.       Liquidation Rights of Series A Preferred Shares

         (a) Preference. Subject to the rights and preferences of other classes or series of Preferred Shares in the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, {except when there shall have been either a notification of election for conversion by the Holders under Section 5 (a), hereunder, or the conditions shall have been fulfilled for a conversion by the Company as provided in Section 5(b) hereunder, whether or not notification thereof has been made by the Company, (unless the Company shall expressly give notice it elects not to require such conversion)}
                                                                          Page 1

The Holders of the Series A Preferred Shares, then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assts are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $.32 per Series A Preferred Share held thereby plus an amount equal to all declared and unpaid dividends thereon, less accumulated total dividends paid thereto (but not less than zero). If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the Holders of the Series A Preferred Shares shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the Holders of the Series A Preferred Shares, subject to any rights or preferences of any other classes or series of Preferred Shares, on the basis of the number of shares of Series A Preferred Shares so held.

(b) Payments to Common Stock After the preferred payment of $.32 per Series A Preferred Share is made to Holders of the Series A Preferred Shares the Holders of the Series A Preferred Shares shall be entitled to share with Common Shares, based on the adjusted conversion ratio of Preferred Series A Shares to Common Shares as if converted, and as to other Classes or Series of Preferred Shares based on the conversion ratio of said Shares to Common as if converted or as otherwise provided in the rights and designations thereof as may from time to time be made by the Board of Directors, all remaining assets of the Company to be distributed.

(c) Effect of Adjustments of Shares. In the event that the number of outstanding Series A Preferred Shares are adjusted by stock split, reverse split, or other corporate action, the preference stated herein shall be adjusted accordingly.

3.       Merger, Consolidation

         (a) Preference. Subject to the rights and preferences of other classes or series of Preferred Shares in the event of any merger or share exchange of the Company, or a sale or other disposition of all or substantially all of the assets of the Company {except when there shall have been either a notification of election for conversion by the Holders under Section 5 (a), hereunder, or the conditions shall have been fulfilled for a conversion by the Company as provided in Section 5(b) hereunder, whether or not notification thereof has been made by the Company, (unless the Company shall expressly give notice it elects not to require such conversion)} the Holders of the Series A Preferred Shares then outstanding shall be entitled to receive, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, for each share of such Series A Preferred Stock so held, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, at the closing of any

Such transaction, an amount equal to $.32 per Series A Preferred Shares, plus an amount equal to all declared and unpaid dividends thereon, less total accumulated dividends paid thereto (but not less than zero). In the event that the number of outstanding Series A Preferred Shares are adjusted by stock split, reverse split, or other corporate action, the preference stated herein shall be adjusted accordingly.

         (b) Remaining Proceeds. Subject to the rights and preferences of other classes or series of Preferred Shares after the payment or distribution to the Holders of the Series A Preferred Shares of the full preferential amount, the Holders of the Series A Preferred Shares, Holders of other Series or Classes of Preferred Shares according to the Rights and Designations thereof and Holders of Common Stock then outstanding shall be entitle to receive ratably, with al Series A Preferred Shares treated as if it had been converted into Common Stock pursuant to Section 5 hereof, all remaining proceeds of the Company to be distributed.

         (c) Valuation of securities received pursuant to a merger, share exchange, sale of substantially all the assets or similar transaction. In the event that a transaction occurs pursuant to which a non-cash assts are received an to which this Section applies, the assets received for the purposes of this Section shall be valued as follows:

         (i) If the assets received are securities that are listed on NASDAQ or an exchange, the value shall be deemed to be the 3 day high average closing price (or average between bid/ask if OTC) on such exchange or NASDAQ over the 30 day period prior to the closing of the transaction by which the securities are received.

         (ii) If the assets received are of readily ascertainable market value then that value shall be used.

         (iii) If the assets are unlisted securities or other assets that do not have a readily ascertainable value, the Board of Directors in good faith will value said assets.

         (iv) If the fact that assets exist which may require a valuation process as described herein shall not delay closing the transaction by which the assets are being received.

(d) Notice With respect to any transaction which involves a merger or exchange of shares, or a sale of substantially all the assets not in the ordinary course of business, the Series A shareholders shall receive not less than ten days notice of the transaction and the terms and conditions thereof.

4. Voting Rights

         (a) Each Holder of Series A Preferred Shares shall be entitles to vote on all matters whatever upon which shareholders may vote, including election of the Board of

Directors.and,eShaitbe'entitledlb -theesslyprovided h-
number.-of-votes-that  -.equal 1wice thenumbbr-,of GominonVW" Vilich"Said Sefies
A  Preferred   Shares~couldbe   convertfor,eaclr,o~'Serieshiiii   6~06mm.OwSh  A
Preferred Sbare~(adjusted for -cons6lidations~'giind-di.vidiftidg-'i6f-c,-

(b Unless otherwise required by law, Series A Preferr - ed shareholders and Common,,sbareholders,shaH,vbtet6gpt,ber,'~on -all 4nattirsuMdrs are peffnitted
to                 e696,6_a'~sietillw.heft-Seirilea?A'                 Preferred
Shar-eholders'aex-askA"otiiequired'1by,saia~e..m1a!,"Sdp
-~class.,.f6r,,fapproval~.,.of~4emaj6nity~of`'the~claisg.-shd     bezwif    -ghf
---"the J (c) --,Y, n Votingri s.shallibe-,adjusted'A' mventdfadjustmeh.ts"n the-c-onversion -Ratio.,,,except ~that -increiscs,or,reductions thAvapply eq6allyto'.Series X-Preferr&&Shares and Common Shares-shall not,cause an adjustment to be made. 4

The, ,C7,omp ersvf-S-eri iany;_=d: -,old es,,APrcfar-ed- in's Pon -a -of en'es-,-A,~.-P-rtfetT,-M--!Shar6s,shWI be (a), Rkghrlo Convert. -..E Ch share. -.S 'b -i 41~ ~suffic-ent,,C-ommn-Shar-es,,4Ahbriz~ed,-and7.iso~r at -follow"S4" oneforth qZwedth Ip wur --gsuance to apFmv_ed.'kby 6ei.qbm 1QW, C e-S-eries A -f ng-the -Preferred SharIder may be.converied:to:Common Shares- 611bV6 a 16-1h,606lident -fV-,irft1cW-- &Md7.&dh--` assemble shares of Common Stock at the Conversion Rate sc hereunder (as adjusted). In the event that Series.A Preferred Shares~subject thereto shall have been trans&rted- -the
timepcnod,for~-,onversion~shdPbe--measured-ftom the date of issuance here ,itothe-initidlof,lder (b) Automatic Conversion at Election of Cg=4M. (i ~-Jlach shart-o-f Se ~es~A,~Pri~fer-red,;Sharits~shaU-,automaft)icaUy~at..the election n of the Company be converted into'shares of Common'Sto6kbased on the then effective Conversion Rate set forth in Section 5(c) hereunder (as ---,#ad s*-Iiifqnc~of Jhe& dlowi,, -,shalfx b , ~v ~qg 1A) The' ju _;-ofi
Senc~s,A,--PreferrediShares;oikstanding~hav,,e-givennotice-of           election
t9,conveq.-as:prDvided.- -ein,;in,.S 5~ e o r ct -her -6ct -4 B) Th -.Board,. M e ors of the Company shallhaveapiproved, a plan.-of-,reorganization, texchange, merger or consolidation to, which the Company is a party, or an acquisition,of the Company; (C) Immediately upon the.,dosing: of an underwritten public offering pursuant to an effective registration statem, ept under- the Securities Aztof,49334~,A& amended, with respect to the-, lbe-Company, including-shares registered-by selling Common Stock of, Milinx PrelerrePagea4es, Arriended Series A Series A Preferred shareholders) where the amount of such -securities sold is 35,000 ore-, (1p) When the, Company -shall have a net worth.of
000 or m_,I $5,000,900-or more. (E.) After the Common Shares, shalLhave been listed on _NASDAQ for a period of not less than three months. (ii). upon'the occurTence of any of the events specified- in -paragraph: 5(b.Xi) and the eIecIiop.(ifapp!jc0te) being so made by the Company, the outstanding Shares of Seq.'e:s A Preferred, Shares Ahall-be converted. automaticaU withou any further.action.-by the Holders of such Series A t Preferred Shares and.-whether or-not t.be.certificates-_representing.such Series A Preferred Shares are surrendered to the Company or its transfer agent; providpdathowever, -that the,,Compan y shallnot be oblig ed to ssu the sham o Commow Stock issuable upon ie certificates evidencing . f the conv-ersion.uniess..the.cer,tificates evidencing such Series A-Preferred Shares are eit* delivered to the. Corrtpzu~y or its,trapffer Agent or the Holder notifiesany,orits transfer-agent that such,certificate have beenlost,.istolen.pr.,destroved,.and~,exewtes an agreement
satisfactoryt.qft.,           inpapytOndemaj.           'the-Companyhromany,loss
incuro4_by_ii-:mlbppneaiort--witcates-. conversion,ghall be deemed.to. haveoc.ourred immediatelyiprior to the,busines& day on which the Series A 6ertificates are. to be Wn-endered, and the person entitled. to g~i~,e P~Lqommpn , suqh-,a conversion.shall be deemed a Common
ShareholdCr-oftew        dr       .Of-       -T,        goo.,        ffiardate.~
,,,,,-.,,-,,,(c).Coriversion2Rate,gustments..  ,F-xcept-" vide"sewhereberein for
7.00 adjustment of.ponce,,iqp-based on;s other actors, the Conversion Rate is Three Common Shares-for One-series APrqferred -Share.:. The Conversion Rate shall'be subject to adjustment from time -to time as~provided below;Lno adjustmerit-shall. Apply after a Series A Preferred Share. has-been converted.,,.

(d) Mec cs of Conversio Each Holder of-Series A Preferred Shares who e-sarnie'into, sharcate, Common Stock shall surrenderthe c desires to conv _rt be ertifi duly endo,rsed,_iLt.the,office of the Company or of any transfer agent for the Series A Prefen-ed.Shares, or Conanon Stock, and shall givewritten notice tothe Company at- such office that,such -Holder elects to convert the same and sball istate therein the number.of shares of Series- A Preferred Shares beingconverted. ThereuponAhe.-Companyshall promptly issue and,deliYer to such Holdera certificate Pr certificates for the number of shares of Comm.on.Stock to which,such Holder is entitled. ~Such conversion shall be,, deemed to have been made immediately,prior-to the close of business,on-the date of such surre:qde)r ofthe certificate' representing the Series. A Preferred,Shares tobe converted, And the person entitled to receive the shares of Common Stock issuable.upon such conversion shall be treated for all purposes as the record Holder of such shares of Common Stock on such date, time totime~effects a--subdivisio'n of the butgandills Common Stock, the Conversion tetheninelf :immed-a-tely-befrti natelyuincreased,shall-b P nb' the outstanding and conversely, if the-C-om-pany at anytime or from time to-tune con' ines shares of Common Stock into a smaller number of shares, the.Conversion Rate then-in effectAmmediarely -before the coly~d__:oeasedlAnbe pro~ortibnate ecr, y adjustmentitind~ffbctiirblift'(e) shall 6 ' k -- I he dlose of business on the date the subdivisionLot-c6mbuiation becomes-effective. ' tibilivisions; or combinations of Series A.Prefbrred'Sbards~ slidlfb6 kmiltily cons"ide r&d to" compute the final adjustment to the Conve mi-onRate toreflect stotksp,lits and 66mDinations.-

-~(f,).-~'Adjustment~-fj6rReclassificafim~'~-Exchabs~M, In the event that at.~anytixne,orfrotnt el tirrieitthe-Co-m-mo'n'StidA,-e~'-u'pon~6e conversion of-the Series,A~Preferred Shares-lis -changed-intb_Ahe salnieor,_ i'Merent number of shares of any class or, clasw~6fvock-,,-w PM, auo, (other than c-o irbinationof or-- it iliiLimoia,66k-dividiiiid~Orareorgm tonmerger,


any.such,event 6ad Ider-of Series A Preferrdd:Shar&~shalthay& the right thereaf* to -c6hilmrsuch'. woka. h- 9& thie;~hw e kc iii if 6% s and~pro.pedy;rec,eii~&le,upon~stich~reicapitafintiol~-reclassifica 'on or: other change, by Holders,.of,sharesfofz,C-,eiamon~Stock-,ixitb whidli-such sh.aiesx, oPSeri I es'A Preferred.Shares -c-QuIdAlavebOPPO~P~iV)niaat#ly-pnorlosuch4~ion~ reclassification or ___--chan e a111-sub Of, -~u =n as-



W, sprovi AM -f -Cons t time or a q&fio Lbbs 6rgq s ftom -ti, me, recapitalization;,,sti wivision~ combination, reclass'ification:4 exdoiie of snares provided for!e1sewbere -in4hist6fttion) -or, -wmerger,orlex'c"hange sh ofthe ompany~M6-or into another corporation, or lhe-tAle of allor ssubstantiio4fl ofthe Company s properties and assets to any other person, then as a part of such reorganization, merger, consolidation,&essoe-,~ dders'oftbe' e -Seri s A Preferred

pr6vision4hAllbe-'mad ' Ahat4h H

Shares shaffhavwthe right thereafterlo convert sucli sto'ek- int6lthe riumbdr,of shares of stock or-other.s6cunti6vor property to which a~Hblder ofthe number"o f ~hms of Common -,Stock -deliverable -upon conversi , on woul&rhave been entitled on -such capital reorganization-,, merger,'- tconsolidation, or sale. -in any such tais_e,~ appropriai adjustment shall be -made.in- th6,apolication;of the provisions, ofrthis~Sbctio I n wit - fik-respect _ to the rights of the Holders on~tmerger,,g- A-Preferred-~Shares after ih6,rp6 consolidation or ~sale-to the-end tharthe provisionsoflhis~'s6cfi -on" 'fincludinjkAdl6stment of the.Conversion Rate -,then in~ effect- and We nUinber--of-shares ~eceivable upon conversion of the.Series A-Preferred'Shares)-shall beappliclible after that event and be as;n'early equivalent -,as may be practicable~

(h) Sale of Common Shares Below S2.00 12er Share.


(i) After June 1, 1999, if at any. time,or -from time.to. timei.the Company issues or sells~_or is,deemed.by,#eex .ppsp.r.ovisions-ofti~ussubsecuon(i) to have issued or sold~ additional shares of Common Stock (as hereinafter defined),,fbr an eff-ectiveprice;(as .hqeji~fter-defined)4hat_ is. less -than
$2.OOShare.(9ras  Adjusted  afterapp!  ion of.  adjustments  provided fin sectio
(e),(f),(g)_hprtab9ve),, 0 ents ns-ep~.i4addi4ont anypthera4justm provided herein and in eachisuch cW#~e then ~existmg Conversion Rate shall be increased the increase.b ing, cQmp eM9pted to reflelct the. proportionate decrease in price over all of the previously existing Common Shares su& lower pripewpuld -produce.

(ii) For the purpose of mal4ng any~adjustmeritreq*ed under subsection. 5(h)(i), the considerationreceived by,tho-Com.any for any issue or sme of securities shall (aa) to the extent it consists of cash be computed at the amount of cash for whichAe:sewrities awm"-(bh)-_to the extent it consists of prpperW otherthan caskbe.?computed-At the fair value of that property as determined in good,fhith~ by4he Board.,

(i) fractional b;z;issuedinefractionalredSham, amounts. Rg~rvaiqon-of Stock Issuable 11pon C-onver.sion',~,-.,T-.he-Com0any- shall at all times -reserve, and keep availabps,.out, iefits. authorized,~, _t;ed shares~of~Common fi -po Stock, solely: orthe.pur se_ofefares,nof-htheoSeriesoA Shares, suchnumberof its Ahares-ointimeoto timebe sufficient to ef~em.thq:,converse

Shares that.shall,be convertible, at- that timqand,ifat anyfime the. number -of authorized but unissued shares ofCommon Stock shall, not be sufficient to effbct the,conversion of all outstandin

g shares -of the SeriesA Preferred,Shares-tbat shall be -.convertible at that time, the ~Company will, take such corporate . action:as ~may~-Jnjhe opinionof.its, counseL be ~necessary to increase its,authorized but unissued sharesof Common Stock to such number ,of shares as shall be sufficient. for such purpose. _ Shouldthis.actionrequire. the affirmative ,vote of the.Holderslof Series A. P.refen-ed:,-Sh~wes,.whetbe,,r,,asa,-Class~or-,voted with Common Shares, saidHolders of Series A.-Preferred Shares Ishallbc deemed,solely for this purpose to have consented thereto, and,, shE4, be deemed to irrevocably,constituted management. of the_~, Company.. astheir proxy and attorney in fact:solely for-, this:purpose to execute such documents asmay be required -to efFect this. consent.

6. . Relostration Rights

(a) At any time after. Series A Preferred Shares- shall 1have been. converted into Common Shares at the election of the Company as provided in Section 5(b) -and the Comparry shall have exercised its fight to require conversion thereunder, or if the Holders of a majority of the Series A Preferred Shares shalLhave given notice of election for Conversion as provided in Section 5(a), the Holders of a majority of the Series A


Preferred Shares"may'request "piggybacV -registration of the-Common Shares in conjunction with~ a registration -planned -by the;Cotnpany -subject to underwriter approval. U pon such -a Tequest beifig'made-by theHolders of a majority of the Series A Preferred Sbaresi the Company vAlFnotify~all ofthe remaining Holders of Series A Preferred Shares as well as -all Holders, of Common Shares who, slWl -have previously eries

convertedS ' A*Prdfl~ ~",-,-"Sh-ar6g-(bui-n6tTthe:suc6essortherecififby sale), and they shall be deemedistration andushall beFefully subject thereto.


(c) The Company will luse i&bestlifforteto- effect a single public registration on the appropriate form available thereto of all converted shares. The Company will be under no obligation to secure an underwriter or othersellet for thel shares and sales of shares after the registration -will be solely the-fespohsibility oftheHolder thereof

-(d) To!the~extconverting-4shareholders shall My cooperate wicounsel.oFailure-tb cooperate -will entitle the Company to exclude a Holder from the,registratiorL,

7. Efrect-4- uAuce4f-4A'herSer4es Vf TWerred'Shares

(a) Nothing contained inthis idesignation of rights shall limit the ability.of the

Comp                            %authorize,,aM',--.isstie.ot,'heT,,'Siifies-I.Of
P.~rdferred,-~ShA-me,,or.other. classes WS~orVrefl 5~,ftt~are ;, - s I enior -',Sl A MnW t %ese ~ di Im-ut-or redbce~thd tij)xts or-prd4renWsI,6T-tbese Series A Preferf ~vlhiht:.zvent,thgt~cither"Series or Classes of:Prdbrr6d~Sharesare: -fiii~nldss*therwise provided -inthe-t esignationbf fights of -said,~oth~r-Seriesior~Ctiams,,t-4itse!Senes A ~PreferredShares sbaU -vote -on RIF - ron ~thw-conversiori ratesiadjusted,4nto common- ghEir6sprovided -herein, -and -6aid.,s-neh~otherpref6rred-sham -shall -havesuch voting-tights as is provided inAhe designationthereofthus, if there~were,1000 Series A-Preferred "of

Shares Issued, ~they 'would have the voting-rights' -1,000,000 -Shares of, Common Stock.,and if 1000ztherpreffifed shares,,had voting ri6ts of 1,000,000 shares of Conunon"Stock,.and,,ihere-~.w'ere---~I 0,000~OW shares ofCommorrStoe-k -issued and outstanding, theii-,,i.n~afl.votes.!forthe-tioard of Directors; or any other-matters in which shareholders:may vote, all Eornmon Shareholders, andAlPreferred Shareholders shall.-vote together, andPrefer-red.'ShareSwould lave the weight based on their conversiominto -common. ~ There shall be n6 classvotes of these Series A Preferred Shares unless said vote is non-waivable and is required by law. (b) Unless otherwise, provided in the designation of rights and ~preferences of other preferred shares~ any preferences of these Series A Preferred Shares shall be other seriesor.classes of-Preferred Shares that may be hereafter designated. Dated this Ath day of June, 19,99 By: C5, 4't; ~ IG IWUnx Preferred-Page,,BAnvencied Series A

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09.00 AM 0611711999
991244095 - 2977468

Certificate of Designation of Rights of Series B Preferred Shares Of Milinix Business Group, Inc.
Pursuant to Section 151 (g) of Title 8 of the'Geheral orporate Law of the State of Deiaware and Article V of the A?1icles ofIncorporation, the Directors hereby designate

The  voting  powers,  designations,   preferences,  rights  and  qualifications,
limitations and restrictions of:

"Series B Preferred Shares9'

And there is-authorized to be issued 10,000,000-shares'thereof with the following rights, terms and preferences: NiZ n- Rights of Ser iqui xatio rife ies B rred Shares.
(a) Pr8ference."S ubJ ect tothe rights, and, p references of other cl asses, Or series of -,d Shares in the event ofariy liquidation, dissol ution, or win ng-upofthe di C~_ Coany, whether voluntary or involuntary, (except when there -shall .,have been CAW".a felec 'on for conversion by the Holders under Section 4(4),,,hereu de lions,,AalLh - been- Ifilled fora, ave 1b conversio n-bythe,Company.,as. provvidedtim,.

Section 4(b) hereunder, whether or not notification thereof has been made by the Company, (unless the Company shall expressly give notice it elects -,riot to. require such conversion)),tht Holders of the Series B Preferred Shares-then outstanding shall be entitled to be paid,out ofthe assets of the Company available for distribution to its shareholders, whether such assets. are capital, surplus, or earnings, before any payment or -declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, -an amount equal to $ 4.00 per Series B Preferred Shareheld thereby, less accumulated total dividends paid-thereto (but not less than zero).- If upon any liquidation, dissolution, or winding -up of the Company, whether voluntary orinvoluntary, the assets to be distributed to the Holders of the Series B Preferred Shares shall be insufficient to permil the payment-to such shareholders-of the full preferential, amount aforesaid, then all of the assets of the Company~tob ebstributed shall be-distributed ratably to the Holders of the Series B Preferred'ShaTes, ~ubjecfto any rights or preferences of any other classes or series of Preferred Shares, on the basis of the number of shares of Series B Preferred Shares so held.

(b) Payments to Common Stock. After the preferred payment of $ 4.00 per Series B Preferred Share is made to Holders of the Series B Preferred Shares the Holders of the Series B Preferred Shares shall be entitled to share with Common Shares, based on the adjusted conversion ratio of Preferred Series B Shares to Common Shares as if converted, and as to other Classes or Series of Preferred Shares based on the conversion ratio of said Shares to Common as if converted or as otherwise provided in the rights and designation's thereof as may from time to time be made by the Board of Directors, all remaining assets of the Company to be distributed.

(c) Effect of Adjustments of Shares. In the event that the number of outstan ding

Series B Preferred Shares are a~ojuste_d by.stock split, revers . e split, or other corporate action, the preference itatie'd herein ~hail be adjusted accordingly.

2. Merger, Cons6lidafio'n.

(a) Preference. Subject to the rights and preferences of other classes or series

Preferred Shares in the event dfa~ny merger or share excb . ange of the Company, or a sale or other disposition of all or substantially all of the assets of the Company {except when there shall have been eithera notification of electionfor conversion by. the Holders-under Section 4(a), hereunder, or the conditions sh.all-hue-been-f~lf-illed-for a conver on by the Company as provided in Section 4(b) hereunder, whether or not notification -thereof has been made by the-Company., (unless-the. Company shall expressly give notice it elects not to require such conversion)) the Holders-bf-1he Series B Preferr~d Shares then outstanding shall.be -e~ntitlddv- re.pei*e-r!!~ _,apyw ayment-ordeclaration.and setting apart for payment of a-n-'y-amou'nt.'s-hall-"be~,mE6ffi~in respect of the Common Stock-, for each share of such.Scries7'3-`Pfbferfed* Stock sb1-he-l&,z,, in-cash or in securities (.including, without limitation, debt securities) mceived-from the acquiring corporation, at,the closing.of any such trans
Uifl7 tie BPreferred Share ess actim an-amount--e -6s- -total a6c U_m` dlaitcl ~di"Vid6nds-'.;thedevenCthafthe'number T~rdf~i-r ares are split, -reverse split 6f'other of outstanding'ea-sh"s;,B~- corporateladion; TheAptef 6ence'djusted*accordingly

 . ~b):RerriainingTroceeds. Subject to the ri , gbts and~preferences , of other classes or -series ofPreferred Shares,aifteuthe payrnenfor,distribution to the Holders of the Series B Preferred Share&of the fullLpreferential. amount', the Holdersl:of the Series -,B Preferred Shares, Holders of other Serieslor Classes
of  Preferred   Shares,according   to  the  Rights  and   Designations   thereof
and-Holders-of Common.Stock then outstandirig shall:be -entitled to receive. ratably xvith,all Series B Preferred Shares treated as if it had been converted into Common Stock pursuant to Section .4 hereof, all remaining.proceeds of the Company to be distributed.'

(c) Valuation of securities-received pursuant to a-merger, share exchange, sale of substantially all the.assets or siinila'r"transaction. In the event thata transaction occ hr,

pursuant to which non-cash assets are- received and towhich this Section applies,t assets recei Ved for the purposes of this Section shall be valued as follows:

(i) If the assets received are securities that are'listed on NASDAQ or an exchange, the value shall.be deemed to be the 3 day high average closing price (or average between' bid/asilif OTC) 'on such exchange or NASDAQ,over the 36 day period prior to the closifij of the transaction by which the securities are received.

(ii) If the assets received are of readily ascertainable market value, then that value shall be used.

(iii) If the assets- are -unlisted securities or -other -assets that do not have a readily ascertainable value, the.Board,of Directors in goodfaitb will value said assets.

(iv) The fact,that assd.ts.,exist.which.may~.require~a'valuation process as described herein shall not delay closing the,transaction by which the assets are being received.

(d) Notice, With respect to zny~ transaction which involves a merger or exchange of shares, or a sale of substantially all 4he assets not in the-ordinary course of business, the Series B,shareholders shall receive not less,than ten days notice-of the transaction and the terms and conditions thereof.

Vating'Rights.

(a) Each Hol der of Series B Preferred Shares -shallFbe- entitled to vote -on aff

Board-of

~-matters whatever upon which shareholders may vote, includirfg--election of the Directors and, except as otherwise expressly provided heroin, shall be entitled to the -ibe

-_,thun r~ ..-to wh es~- 0;,motes.xhat equal the number of`~Common_Shidhssaid-Seri 2it, 'iT -C Shares fbr~ea_61h.L'~.:-i M6 6& Shares could be,convertedlbutmot less th=-2 ommon I~rqforred Share(adj usted forconslo idations zhddi'vidends -of Common- Shams)_

(b) Unless otherwise required by law,'Senes B Rreferred shareholders, others Series Preferred shareholders (subjeatto the Designationsr,thereof), and Common shareholders shall vote together on all matters upon which shareholders are permitted to vote and not as separate classes..,In thos; casesrwhere Senes~ B Preferred Shareholders are required by law to vote as a separate classthe vote required by mid class for approval of the proposed action -shall -be. a simple majority of the class.

(c) Voting-rights.shall be.adj.usted in the event of adjustments in the Conversion Ratio, except that. increases or reductions that apply equally to'Series B Preferred Shares and Common Shares shall not cause an adjustment to be made,

4. Conversion.

The Company and the Holders of Series;B Preferred Shares: shall have the following conversion rights:

(a) Ri-ghtto Convert. Each share of Series BrPTeferred Shares 'shall be' .convertible, if there shall -be sufficent Common Shares authorized and issuable therefor at the option of the-Holder as provided'i In-Section (c) at any time aRer September 30,1999.

(b) Automatic Conversion at Election of ComPany.

(1) Each.share of Series B Preferre&Shares:shall automatically at the el ection of the Company -be -converted into shares of Common Stock based on the then effective Conversion Rate set forth in Section 4(c) hereunder (as adjusted) if any one of the following shall occur: (A) The Holders of 5.1% of the Series~B.Preferred Shares outstanding have given .notice of electim. to'convert asp rovided herein in Section 61 (B) The Board of Directors of the Company shall have approved a plan of reorganization, ekchange, merger or consolidation to which the Company is a party... -,or-an acquisition of the~Cornpany;~ (C) Immediately upon the -an eff ti closing-,of -anecdvewritten public, uffering-pursuant-,to registration statement under the S=udties_Aaof' -1933, asamended,:with respect to the Common Stock of the Company (inaluding-shares rg isterC -by selling -Scries.,BPreferred shareholders) where the amount e d ofsuch-securities sold -is-~$-.M,000,000 or more; (D)Vhen, the Company (E)After the Common .ShaTes.shaU'bave~-been:.Ij~t~. SDAQ for a-penod;of not less than -thTee-,mdhths' e -,ev pati -ft & pec' ed-irrpar V.. aph-A(b)(i) i~,,U -the
-bocurren' M" ents s Ifi ffie,.,,ele (Jfa-to the, ~Ah&t clion'. ,Iiaiblo~i~ng,somade,,byThelComt*n Y" rp aT hal tstandintshards.-,of Serioj& 0-11 -Rrp ~ioally,without-.44~1- tion4bylhe Holders of such Series B -hethe~_- otthe certificates-representing such r Preferred,,-Sha~br'iid _W Series 8 --Pre-fer.red,~hares..aTe~,surrendered,,to the',Company. ~or its transfer agent;. provided -however-,that the. Company -shall not be -obligated to

cer-tificates,,e-~i.dencing.t-he~shares~of.~Common~-stock      issuable     upon
the-eco,oversion:unless,the,certi-ficates evidencing such Series B Preferred Shares -are either delivered to th6'.~Company or, its-transfer agent,- or the Holder notifies the Company or its transfer agent that such certificate have been lost, stolemor destroyedand executes an -agreement satisfactory tothe . Company to indernnify the i Company from any loss incurred by-Itin connectionxwthzsuch certificates. The conversion shall be deemed to have occurred immediately prior to the business day on which.the Series B certificates are to be surrendered~ -and-Ithe person entitledto receive the Common shares upon such a conversion shall be deemed.a Common Shareholder of record as of that ~ date.,:

(c) Conversion Rate, adjustments. Except as provided elsewhere herein for adjustment of conversion based on share-price, recapitalizationor other factors, the Conversion Rate is Two Common ~ Shares, for One Series. B-. Preferred Share. The .Conversion Rate shall be subjectlo adj ustment,from time to., time as provided below; no adjustment shall apply after a Series B Preferred Share has been converted.

-(d) Mecbanics,of Conversion. Each.Holder ofSeries B Preferred Shareswho

,desires - to convert.1he same.into shares qUCommon Stock shall suri--ender the certificate, duty pridorsedat-the office ofthe Company or of any -transfer agentfior the Series B Preferred Shares or Con mon,Stock,,and shall. give Written.notice to the Company at such office, that such Holder ele'ets to convertthesame and shall.-state,iherein-the number of shares of Series,BPTeferred Shares being converted.:. Thereupon the C panyshall proMptly.is d deliver to such Holdera certificate or certificates. for the number of shares-~pf Common-Stock towhich such Holder.i5 -entitled. . Such-conversion shall be, deemed to have been made immediately, prior to the close-of business on the.date,of such surrender of-the certificate representing the Series B Preferred Shares to be converted, and the person entitled to receive, the, shares of-Common Stock issuable upon isuch conversion shall be treated for all purposes as the record Holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combination . If the, Company at -anytime r from time to time,.e ffects, a subdivision of the-, outstanding Common Stock-,the-.::- -,onv ,effect -immediat-.rsubdivis'~shafl-_e -that, -7b -ersionRate then. in I on m to .Proportionately increased, and conversely, if the Com pany at anytime or fro -time Aj, in.e.-combines.the;,outstandmg shares of Common: Stock-iritoa-smal ler number.-of shares, the Conversio' n~ Rate I then in.effect -immediately before the combination shall be., ption tely -decreased., Any.,adjustment:,under.-t.his-,s.ubsec-tion.~q)~sliall,'..6d rt a effoctive~;At4he close, ofbusiness- on. the date the..suhdi.Vision. or., combinatiom, Deco m.es v6.- -S.4aivisiInY~or.com binations of Series B;Preferred,Shares~shall be !final adiustment..to -the ~Convvrsion Rate,to. reflect. st6ck,',,-splits--__ qomputq.the
-and ~combinations.

(f) --Adjustments,for Reclassification, ~xchange and Substitution. In the event that at any time.~or -from.time to -time, the Common Stock issuable. upon the conversion of the Series B Preferred, Shares ischanged into the sam e or a differe. anumber of shares of any class or classes of stock, whet-her by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, exchangeof shares, or sale of assets, provided for-els6where in-this Section), then and in any such event each Holder of Series B Preferred Shares sball have the right thereafter to convert such stock into the kind and the maximum amount of stock and other securities. and,property receivable upon such-reca italization reclassifieation or

_p
other change, by Holders- ofshares.of Common Stockinto which such sharesof Series B Preferred Shares could, have been;converted immediately prior -to such recapitalization, reclassification,or charige,all subjdcl to further adjustment as provided herein.

(g) ReorgMizations, Mergers, 'Consolidations or Sales of Assets. If -at any time or from time to time there is a capital reorganizationof the Common &Gck (other than a recapitalization, subdivision, combination; r6classification, or exchange of shares provided for elsewhere in this Section) or a MeTgeT orexchange of shares of the Company with or into another corporation, or the sale of all or substantiallyall of the

Company's properties and assets to any other person, then as a part of such reorganization, merger, -consolidation or sale, provision. shall be made so that the Holders of the Sen'es B 'Preferred.:Shares shal 1: have tfie-~ right therdaftdr-to cbrivert -such stock into the number of shafts of stock-or other securities or property towhic'h -a Hold6r,bf the number.of shares of Comm oneStock deliverablempon conv&ss.i6n would havebeen entitled on such capitaltdorganization, merg6r, -consolidation, ousale. In any'such case, appropriate adjustment shall be made in the application of fhe~pi6visions_of this'Section with respect to the rights of the HoldeMbf the Series B Preferred Shartvafterthd-~ reorganization, merger, consolidation or sale to the end, that the,'Provisibns of this Section (including adjustment -of the Conversion Rate then -in -eftct'ahd the nuniberof shares receivable upon conversion -.Of the I Series B Preferred Shares)-shall be applicable; after that event-and be as nearly equivalent as may-be practicable.,

(h) Sale of Common Shares Below S2.00 pqr S are'
_O)After  Sune  30,1  99.9,4fkany..time.or  ftom.tim&-..to  tirde'i-the  Company
issuesor--sells,torisded         dd-by-the:expr.e~spr6,~isioris6fthis~siib~ction
'sharesbfCoirfimon~Stact(as orilVe ectiv "he~r6inafter de,pr-i6e,~(se4he then-txkiAing n. ~d :the-initrea'se bbing computed to bhversio 'Rate shifl 'e:45crease :e ect-,the pToportio q;Wepease, in viiceover:a]lof,, ffi-&-previousIv T nat uld-prbduce; purpose of making any adjustment required -under subsection 4(h)(~),- the consideration received by the Company for any issue or sale of securities shall
(aa),lo.the  extent,,it.cotisists  -of-,.cash  be.,computed atthe amount of cash
-for which the securities are sold, (bb) to Ahe,extent it,consists of 'propertyather-Ahan,cash, be compatedat-the fair value of that property as determined in ~good. faith- by the BoaTd.

 .(i) Fractional Shares. Series B, Preferred Shares may be,issued in fractional amounts. Reservation~of StockIssuable Upon Conversion.. -The Company shall at
all    times     reserve;     and    -keep     availableoutof     its;authorized
b-ut,unisgued!shares:of~C-6iimon     Stock,:     solely    for    the    purpose
of,.effecting:thetonversion of the shares of the Series B Shares, such number of its shares of Common Stock as shall from: time to timebe sufficient to effect the conversion of all outstanding shares of the Series B Preferred Shares that shaltbe converti - ble at-that-time; and if at any time the -nurnber of authorized but unissued shares of Commow Stock- shal I not be-sufficieritto effect the conversion of all then- outstanding shares of theSeries B Preferred Shares that s-bAll be~convertible at that time, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its. authorized but unissued sharesof Common Stock to such number of shares as shall be sufficient for such purpose. Should this action require the affirmative vote of the Holders of Series B Preferred Shares, whether as a Class or voted with Common Shares, said Holders of Series B
Preferred Shares shall be deemed solely for this purpose to have consented thereto, and shall be deemed to irrevocably constituted management of the Company as their proxy and attorney in fact solely for this purpose to execute such documents as may be required to effect this consent.

5. Effect of Issuance of other Series of Preferred Shares

(a)Nothing contained in this designation of rights shall limit the ability of the Company to authorize and issue other Series of Preferred Shares or other classes of Preferred Shares with rights or preferences that are senior to these Series B Preferred Shares or that limit or reduce the rights or preferences of these Series B Preferred Shares. In the event that other Series or Classes of Preferred Shares are authorized and issued, unless otherwise provided in the designation of rights of said other Series or Classes, these Series B Preferred Shares shall: vote on all matters based on the conversion rates adjusted nto common shares,-~provided. herein, and said such other preferred shares shall have such voting-rights as is provided in the designation thereof There shall be no class votes ofihese-Series B Preferred Shares unless said vote is non-waivable and is required by-law Unless otherwise provided in the designation of rights and preferenceg,~.',bfoth.er lial'! b- preferred shares, any preferences of these Series B Preferred Sba'res,s 'ratable with other series or classes- of Preferred Shares that may be
               .7. designated.
Dated this 15th th day of June 1999
               By: /s/ Mikiko Fujisawa

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 1111211999

Of MUbw Bminess Group, Inc. Pursu t6 &6tion 151 W -of 7-Itle 8 of-the GeniialCor
- A 0 *6 he i~le aht ' po it la ~ ft S- of De Ware and A rticle Kof tho Articles
- effi rafiom,the& ~Idiihereb~ designate ts and qudlific The voting powepreferences, righali-ons'l6itations, and re-stricti6m o -Series C 1~i ed.Shares". And there isauthorized.-Io be:is;sucd40r'000;000 shares;thereofwith the following rights, tc= and-pref:rences

klQft i - -ri In -pre, -:o other 'Rif 'N ds,-.-Su*kf 6- _d^ f c. asses r series, h 6 03 6" d, 0 ip PrcfmTed,Sha=1cxcaPt When there shall have, been either a notificz-flonof election for con~6isiork_b .,y,UWNd'01d6r,tz-orl&-coikdon Sto. hs 'he' Aft"ihall have 7-77" 7. -~41 co"5 -, - A; 4- -5 -f -. ~ PFPY Actioic -
X. W -or no;,~rq a qq!k. ereof has a- mpany Y v ifle'-d t07 Uie shall~.4pnjsl 1ii1M ladry., r therefor apon.,quing re p 1~7 ~- 1 "1 7 - " ce of 10 *,_*n,caihdi_viden -WYA,777~74 77 totalace Addimu'lends per ~en'I=C_Prehe Thesv~ dividends ,y - =dShW h,014,0web sh~all_be - i - . - _Y~ Y~thoiaoord ,pa 0 - shares shall be non-curnulative, them "I be no minimum diAdends, and no rights shall accrue to the Holders ofthe~Series -C Pref vlenttlat. the Company shall fail,to,declazzior.,' di "dends- the Seni-6,C-Prefin-ed -Shares, wheitheror. not
the                 par                 ;                 V.1                 on
c=inpcof-thei~C,ompt6y-itf-dwprevious-fis6g-yw-,-wttemfficiat,lo-        ',sUc-h
dividends pay in whole oTinpait In the event that the number of ouWAhdink9e6e,4'C?rAferrcd Shares are adjusted by stock split, reverse split or other corporate action, the prefervmce stated herein shall be adjusted accordingly. Tbc balance of any suchdivid -so dedla' r-cd,ihall be allocated as between Series C Preferred Shares and Common Shares, as if said Series C PrefckredS Iiidbocn 66mirQ-6 Con- m on the Conversion Ratio (as i M- 16 y othir '. c . lasses or .__ senes ok'Preferred Shares in a=rdance ~wifli fh~ii 6ts
          2.00 ~jqi~6tio,ii"Ri0ti"61,Se' CPiefeffidS6'

(a) Prehcrenc Su~ject to the.righ and pr;f -.,.,of other classes or series - - -p , g=cL of PTeforied Shares in the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, (except when there shall have been either a noti.ficidon of election for conversion

Arnanded WAUrM PapfIrred Shares, Swim C V929

by,the Holders under,SecUon 4(a) herpmdor, or.:tIne cqn4idqns~shall have been fulfilled for a conversion I~y Company as provided In Section 4(b)

hereunder, whetAcroof has been made by the

IAPtifiCatiGn Company.. (unless the Conipany shall expressly give notice it elects not to ,rpq 4; the edes, referred ares jiqh-conversion))~ 1~*k ofthe-S CP Sh Apz~ p~shallbcvnthl tD._bcpw4.,ouuofJhc assetii 4 the' od )ai, u~onto,iii cr-suchassets -are cdoiw. surf4greany payrne . nt or do laration gs, 00, setting apart for payment of any% amount shall be made in respect of the Coa=on Stock, an amount equal, to S 1.00.Der Series C Preferred Share ess" W- "t divide dipaid thereto (but not low held thereby, I ""a6cft , ktad than Zero). If upon ainy liquidation, dissolution, or winding- up of the Man Yj"Wbether- -assd lo~bbidistributedw V unfvy, ;01 j~the, ts the Holders of the Series C Pref;rr6d Sham shall be insaifficim"o-permit -the paymcM - -Ashareholdeis~ the AM preferential amount aforesaid, then- alLof the -assetsof, the ~C- orn~any to -be distributed sh#1 p.,~distdbute&4- ratably tolheHoldm of the Serie's C Preferred Sbares, M%jeCt W MY--- ow othcr,cla res-bagedowthd',co th,;WLM~ ~dnv ~ZVW`o tild6~' 0 ~~gkrhorn-UMCA,641m 4,5o stri -ir=gdiqg-lasseiiof,,thecok4awto"t)i~ffi buted. Effectgf A~dlq=oiftsy Zveilt --a nu~iki of standing cerefor-red-Sharld are adjusted-?by,-stookspli~,ravasd -$Cries &here action, pref ==c state be~
3.00 Mervkr,~ PPM04 (a~ pr*
er asses
_nces pf oth A or.,sedes Shares in e eve f pt, o ;ny. mgger or share exchange, of the Company,'ora-sWeor'o-,ther.~l.-,wA6'~4.all;6r-oubstmtiW' 7`~ assets of the CC,pemyMi6rca pn notification of election for conversion by the-Holdersunder
Section 4(a), .q. ,U or-a 'on by the Company as provided in Section 4(b) hereunder, whether or not notification thereof has-been mad&by the Coirnpany, (unless the Company Amended MMnx PrPager2d shares, sarles C V9.U shall expressly give notice it elects not to require such conversion)) the Holders of the Series C Prelen-ed-S*qsffien outstanding shall be entitled to receive, bef6many pAym,~ntjq T. 4eplo#eq 2~R~4g apart for payment a MM94 , ;ock, f oaq amou, f t~h or each shimbf C W,.in zgh or. in securities luding, without'16i on, debt securities) received from the acquiring corporation, at the, closing of any such transaction, an amount equal to $1.00 per Series C Preferred Share, less-total accurn4gted'dividends paid thereto (but not less than zero). In the event that the ~~ of outa=ding Series C Preferred Sham.are adjuste#~Iy~tp* sp4 3myerse split, or other


(b) R g Proc I i~ 'and prqfarences of other cla! ise I s 1. or series of Piefa-rred ShapBs-after-the, rnantor distribution to the i1irs of I prefe ed~'
     Shares of -fill  F

(C) of substartic'y ;I&Iiil assets a or transactiOn.ow, M-.,PWB =- ed. and to 'which thi S app. s , ection 't.1m.imc-b~m:eivedfor~-the.purposes of this

Section gWl'be VMued fbUOWS:

as

(i) If the assets, received are securities tMt an listed, on NASDAQ or an exchange, the value shall be deemed to be the 3 day high &verage,qlosIngpnc ~.ouaveMqbetpme -Wd/askfif OTC) on such eicharige'Or NASDAQ over the 30 dayp od or to the -closizig of the transaction by which the securities am received.

(ii) if the assets re , ceived - of Teadily,43certainable market value~ then that value shallbe.used.

(iii) If the assets are unlisied securities or other assets that do not have a readily ascertainable value, thetorsin good faith will value I S . aid assets.

(iv) ,~fwffiatas3ets-exist.wliichmay-re -a valuation process as qmm described herein-zhall not delay-closing the transaction by which the assets are being received, Amended Well= PPager3ed Sharm, Berim C V9.29

Witb- (d) Ngtj~ on which involVes a, merger or efth" if b Assets not in the UrMo IM9.1 ~O's
C.A~64ers shall receive not action and the and conditions AessIban tenAii6~ ih ,th 4.00 V-~ftg Mob (a) -Each H' d r C_PrtfiirtaS~ '_SbAllU entitled to vote on all ft Wh&c'v'tr,'V-po-n,,W 6-4 1. a' . ay I-- yotq, MOluding election of the Board of Direct6rs and, exccpt~as otherwise'e-xpr'e'ss,l,y,-provided herein, shall be entitled -to &e number of yotes,"that equal the number of Common 10 W converted shi o_ d W` a- vi sp -ig kend ~~ '~ d t psi6d pxnnionS6res). 0 U
_061,6  Tequ  ed,-b  a  es  Pf~`i   hirehold   iffi-  y  S,  MI&AIP  ~1W-  Desi'
tRm';_`s,therepp &W 1 gnaqf 'o 75 ttedA&V' 6 e-, "no asileparate claiies e, ~~I-~`;- ef 4CIp ~ W7M d are,req y, aw to vo- te as d"' ase ft Ir*fW'idd*,"iId aofIhe_._ I-para f9k ro -of-the class. be--a simp y AM, UU; 3 Mo- n ~o pit -cqtwjy to Of" "R 116.6 ons 'C "P696ife S~ ~shlll not -cause an adjustment-to be made. "Convenion'! Thp-'Compio~'thsballdhavefthei~ries- Mg followingconversion. i 'h -1.00000 Rilaht to CQ rt. Each share of Series C Preferred Shares,shall be Zonve~ ibld~thbui6l 4hall be-W "C authorized and issuable therefor atthe optiou;dihi~H Idei it pn~dded in Section (c) at any time afta December 31, 1999.

(b)            Automatic- C-onvefti& idEli6ti~pf Corn

(i) Each share of Series C Pref=cd Shares shall.automatically at the eJectkm-of.thwCJin - ;J a 15adve Cbh*crsi6n Rate fo in -Stockbased-,Olsetfrthhefi -111A , Section 4(c) herezmddr (ass.Awed) if a I ny oxic of the followin Afnendvid MIUnxPagef4nvd Sham, Swries C V9M AJ 4 ~%, le es-Shal!1-60=`~(A)r The, HdIi-dersbf 5j%bfthe-Siri CPreferred -Shaics ou havitilvev"I'loti6c oftlictio-a to convert as pided. in Sb66ah;6;-(B)
TT-h6-Boka--of-Vh= tors of the '~P "0 -CM6 dia Miie:Oprov, tf too gdon, exchange, C erdr ompany is a pam, or an '~Rcq PC, -me Y- , ~ tim clos ing of registration with shams .......... (D) When -the

Co;npai~Y.slialfta;4 &P06i&6f$'10--,000A00 or more;

(E)After th*;~Ctim~ Sbart~hi4b^6'`ezi -listed on NASDAQ for a period if not less,than flizve, months. graph the Shares diall the cilcvi es~ or not the 'Shares are x, id ;p vi to d' Ue c X-OPPYI, issuabIe upon v s a Series C or Its transfer wefflapk~ ffi6 d- ageM or the Bolder notifies the Com or *tq,tr -%fi t that or, stfo d,,.and executes an ye agreernent iidiew y C' '0 to -I 6;ih~ the Company :roin. "--'dby-it'in6 on i4th any SSr'Ifidu I rie certificates. -7 ber~'converslotfth& de~lohavi6cc immediately pnor W tk-b are to be' e owentid "' to'Tective e on=on e~d -.-A C ~t upon si IckikWiv - em . owobIff-be deeifiMl~omrnon Shie,661d6f" -of r6664 ii or, th, t 'dij (c)-, 'Con-y6ftiokRaty, f4witrnerits.", lt~ept as '. pmviijilledr e JjS~ere herein for an or other "on, 'adju dftaii ion,

SerieS C factorsi'llhe C0nUeneionAAe'-'- ~ fidcorninon on te_' I bt b" dt toadjustment from ?refbr-rdd 'Share. T-IeC6n time tottim'-e'"I!~-,PrOdddd be-AlC`iAi-P-`n&" .p a Strip py cr a Prefenvd Share has been convi~rt6d. (d) Mechanics of Coriversiom- Ea~h J4oldleri (if Series C Prefened Shares who desirUs to convert the'same kto shares of Common Stock shall sun-ender Amenftd Milinx Prwhrmd ww", sems c vs.29 pap 5 th ~F~, uly-endors gftjo 4~pfftConq=y or of any YTI~sftF-agep Series C.P~Mfexed SharewCommon Stock, and shall that such Holder W*qi notic,,;-V,*-Qqm_panjM Office pgv, ~",~#Aglmwp .00 the number of sham of RM* ~7 - shall for ad. 4 !h,,po. or to -Ahe, of the =tif icate nverteA d son .th d i~co an the per entitl #iq.!s -.,$WWw upon such M uable "the, purpo 4*cord Holder of such sharcs,-6tcomm Stock-on on,__ (c) AdLugMg_qt,fbr ss.ta & Solits and Combiggtons.an _Wth CovWoy~ f-~tbe outstian ding

j ..qff'ptiMMe40t0Y_ ore k9n om ~Ate :bef MY P03,MRSOM and conversely, if tbo -M. 60 -the OUt3tand-ing Ines --shaiis~Urt-ammo :8to k4pto.. -Conversion 6m~i~ybpfprqlthp, 0 -subsection, (a) shall -~Xl 7W=_ T f bw -thesubdivision -or s C -'ons. zvj R nix Inthe event J0 ailol~ to& po Ihe 4-yMeAq~A eX,,qM "~,"S issuable u n in 0 enei JRrt - to the same or a -of gq)~cjas qp stocl~, whether by ree on, -t.qr.P*r0*IqI*,than a subdivision or ;com, 0 Om, Paz ex shares, or s4l"f rovidek, cts,,,p ~, j-* el qi saw here in this da,;nrmch-event.each, AD Series C Preferred Shares.shall hi ri&,~to.c'onvertsuch stock into the kind and -of stock,andic?#k unties-andprope J, #y bl, DA~4 K#p0itall" pqni~* _,k;#LcMA3p-Jpther chtmge, by COMMOU, :R0*4raS Of SCriC3 C as; could haynp,beqnpq~l W,!F0 #ptglyrprior to such _MpqInI* iifl ~o -chap ~;q 0.0-1Wfirther idj!"o;`4--~ -i-l-, -bj wanentas prov Min.

-9.00000 RepEMizations- MIMers. Consolidations.or Sales atAssets. If at any time ortram time UAI.Wi _peoM on of the Common AMD.ndad MQInx rW*rred 3hans, W06 C V9.2g I Stock (other th= A rmapitalizatiQ.116, sFb-4iAss.ion, combination, reclassification or qoang; of,~_ yT,' ~*,for-,;1semhere in this Vtthq,q()fnpany with or into anothe;.coqqropr~ so substai~ Lof the Company's propotes.gpd,assets tq-,2ny.q ,Okep 1-14,parvof -such reorpp~p%p c-9 psal; r si 4WI be made so w,44p~ piq 'Fr-qA-m -that t be-Rolders of~the-Seriea Aares,shatthave tha sight thereafter to. such- of J#tqfiWp~of- Shares- stock or other -WL, ~JoIO.q~ of =Niowwoul& -been entitled on 'P 4 hm w Q~I~Stoc v V _'P _91~ConV n. MMpri conpli

r"I R=Zabp ~~or sale Ih my such 'cM of the prov*j*--of-Abi-rca~p -the Holders of the #on,with _pqcvtcJbeiriSbxs.of.. goriiib P- t md9a, consolidation e 4-_ ha pro, IS ,.,orsal i9psof thi's ~j4qcfl= ~Cmcluding adjustment of t-hcCozrvczm
~*qin      t-and      ithe~nusnber-of-,shares       receivable      0      upon,
convmion~ofthe-:SeTics.,(~Pi-i~.f_,w,,ed- -ba,, al -,bd applicable after that event and W~n'culy equivalent as may-In practicable. (h) 'Sale of Common Shares ]aglow SLQO-pz Share, 7~71 After.~e 9 -ia ~,tEmetor,~,from-.timt,,to~time, the at _W, *~3 CO si 's-of 3,qr WAy-express provi on thissub I hav 4 diti6rdlzharis of r 600) fbr. tflectivc ~ price (as Commonsi;&' hq--inafta ded 'hereinafta
dqf(ordastatustod       -idediii,sectiohs       (c),(J~,(g)       pwi      _)Ahm
-~dd~anyAotheradjustmezsts provided Jn herein ai4i'.~eachsuchwo--Ihe thewcxistinwConversion Rate shall be increwed, increase being computed to reflect the ppo 'c6mmon-SharesaWk cewould preduce,(U) For the .-.,pur ~q ust=trequired znder.,subsecdon Pos~ f;4~My ;dj *W~tbeZGnsidqation redeived-by1he, CotrIfAny., -Ior any issue or 'Oalc~of se=-'U;& shall ~.(aq).
toAhe.extentitconsists',,of cash be 'ties ar id, _,pd at-theamoupt, cash.,$ compffi of -which'the.-,own eso -to, zxtentit OonsJstsof,.pvpe'rty 'the -othert'anfeashbe rompsted at:"rvalue of-that property-as determinadmi good faith by the Board. W EMqtjznal-Shares. Series. CPrefcrmd Shares maybe issuedin fractional amounts.

(J) Reservation of Stock Issuabic Lbmn Conversion. 'Me Company shall at all times reserve and keep avOable out of its authorized but unissued sham

Amended hMIInz Pan*e7red Shams, series c v9= c Aodryffir-i6"Fifir 6ieof e conversion of the sha'r'es-of the-fiar6i"! i6&i of"Its, gh~df Common Stock tmthall-frorn firai-164ki'a - - ciii1tto-6541 - a conversion of all Ou&Ii&"M*Ii wtw 2 shiii~-'"l be ized but to 6-k ~66tbi~ cfrza the ft`iiii~67dielS~ t"Prefen-ed Shares tvi -6= C 66 ~--oh b lb&-, such corporate 'n ss Ilie ew increase its io M "p, bt~ 'CounseL, arY lhon2i, 'ut, ber of ft num i~laction require sharesm'; or su -'Pi#'Po ~,thezaffiirrn whether Asf , , ass a- C nsented of the _ICWMPM~ e to Wcecu Isuc. 77- y. 'h RegistiestionRig ts e Z_ Thcc 6 Will, Ri'hts Agreement %%rithHolders of enter into A R-04,~ C wy-O~W~sc 3t wt Preferre& G.'sh6W,sv I il -~ pwswar. va. 4P-dhi olft H 1,6r the benefit of P 6h-4 W`M&,~I !'0, "Me the. It -cornmis ;514xCM=r,,cUV.dnhx;, tv t ommon Stockacquired upono Serl~, V =ayi A, req =mber of Holders Y, Wing deft Milinx is Ab Adt. ~b) Anmjont~-WS'efled'S-PM elijible must request the to ow'. ~ 14tauce-': 9, 'Pem 111 Pstre-ti ,to I - -IMYof multiple 'y 4ii h QAh t~hibiv VrI` ffflik*'Is"reporting under P2 of 'anes 10 ;Ve:ritW ~~4aV ' of `con Company), the 410 I mm.6hShAr6s4n4Y demand a giSUatio , ~Wjiich.,djj; -aft"-- _C Te TIP pany Wffl**Otbr undertake~ subject to the toks listedbel excapflons-'andoW.,i ti (c) There will be only one demand registration, so holders of Prcf=ed Shares ty to convert and particip4tt in the registration. Amended Milinx PrafBerad Shares, Seri" C V9.29
(d)Those not so electing will lose their regisuvdon rights. This does not preclude sales under Rule 144 or other available exemptions to such a holder.

(e)            Registration rights terminate Dn November 15, 20DO.

(f) Registration may be delayed or suspended ifthe CompW is engaged in an offering or is about to engage in an oftning whae the placement agent or underwriter requests such a suspension, in which cue registration may be further delayed if a lockup is required thereby.

(g) In addition, in the event of certain Company events, such as a merger or other significant event, an existing registration may be suspended or a pending registratiori-delayed so that adequate disclosure of the event. in the opinion of the Company, may be~ eflected.

In all cases, the shareholders who are selling - pursisant to the registration will be considered "selling shareholde&'and i~ill be required to dcliver prospectuses and other requirements underthe Securities Act of 1933.

          7.00 Effect of Issuance of other Series of Preferred Shares

Nothing contained in this designation of rights shall limit the,abiliry of the ~Conipany to authorize and issue other -Series of Preferred Sham or other classes o0referasdii~h61a.sII ses ofent that Prefen-ed Shares are, authorized, and Issuediunless; otherwise provided in the designation of rights of said other Series or -Classes, these Series C Prefen-ed Sharesshall vote on all matters based on .,the Oonvmion rates adjusted into common sham provided herein, and sold such other preferred shares shall have such voting rights as is provided in the designation thereof There shall be no cIass votes of these Series C Preferred Shares unless said vote is non-waivable and is required by law.

(b) Unless other-wise provided in the designation of rights and preferences of other preferred shares, any, preferences of these Series C.Preferred Shares shall be ratable with other series or classes of Preferred Shares that may be hereafta designated.

Dated this 11 "day ofNovember, 1999.

By:

Barry Philips, Designated Officer